Exhibit (e)(2)

SIXTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This sixth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021 by and between Simplify Exchange Traded Funds (“Trust”) and Foreside Financial Services, LLC (“Foreside”) is entered into with effect as of December 21, 2022 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIMPLIFY EXCHANGE TRADED FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/	By:	/s/
	Paul Kim, President		Teresa Cowan, President

EXHIBIT A

1	Simplify US Equity PLUS Convexity ETF
2	Simplify US Equity PLUS Downside Convexity ETF
3	Simplify US Equity PLUS Upside Convexity ETF
4	Simplify Volt RoboCar Disruption and Tech ETF
5	Simplify Volt Cloud and Cybersecurity Disruption ETF
6	Simplify Nasdaq 100 Plus Downside Convexity ETF
7	Simplify Nasdaq 100 Plus Convexity ETF
8	Simplify Commodity Strategy ETF
9	Simplify Gold Strategy ETF
10	Simplify U.S. Equity PLUS GBTC ETF
11	Simplify Volatility Premium ETF
12	Simplify Interest Rate Hedge ETF
13	Simplify Tail Risk Strategy ETF
14	Simplify Intermediate Term Treasury Futures Strategy ETF
15	Simplify Health Care ETF
16	Simplify US Small-Cap PLUS Downside Convexity ETF
17	Simplify Emerging Markets Equity PLUS Downside Convexity ETF
18	Simplify Developed Ex-US PLUS Downside Convexity ETF
19	Simplify Hedged Equity ETF
20	Simplify Macro Strategy ETF
21	Simplify High Yield PLUS Credit Hedge ETF
22	Simplify Aggregate Bond PLUS Credit Hedge ETF
23	Simplify Managed Futures Strategy ETF
24	Simplify Bitcoin Strategy PLUS Income ETF
25	Simplify Volt Web3 ETF
26	Simplify Short Term Treasury Futures Strategy ETF
27	Simplify Enhanced Income ETF
28	Simplify Stable Income ETF
29	Simplify Propel Opportunities ETF
30	Simplify Conservative Allocation ETF
31	Simplify Moderate Allocation ETF
32	Simplify Growth Allocation ETF
33	Simplify Income Allocation ETF

A-1